Ex. 99.1

Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2009 Third Quarter Results

MIDDLEBURY, CT – October 29, 2009 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”) reported today that it has filed its Quarterly Report on Form 10-Q for the third quarter.  This release summarizes the financial results for the third quarter of 2009 and investors are encouraged to review the Form 10-Q for more details of the performance for the quarter.  For the third quarter of 2009, the Company recorded net earnings on a GAAP basis of $8 million, or $0.03 per share and net earnings on a managed basis of $17 million, or $0.07 per share.

Third Quarter 2009 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  The Company presents managed basis financial information as management uses this information internally to evaluate and direct the performance of the Company’s operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of third quarter financial results on a GAAP basis:
(In millions, except per share data)	Third Quarter
	2009	2008	% change
Net sales	$681	$924	(26)%
Operating profit	$34	$44	(23)%
Earnings from continuing operations	$12	$11	9%
Loss on sale of discontinued operations	$(4)	$-	NM
Net earnings attributable to Chemtura	$8	$11	(27)%
Earnings from continuing operations – per share	$0.05	$0.05	-
Loss on sale of discontinued operations – per share	$(0.02)	$-	NM
Net earnings attributable to Chemtura – per share	$0.03	$0.05	(40)%
NM = Not Meaningful

The following is a summary of third quarter financial results on a managed basis:
(In millions, except per share data)	Third Quarter
	2009	2008	% change
Net sales	$681	$924	(26)%
Operating profit	$37	$57	(35)%
Net earnings attributable to Chemtura	$17	$26	(35)%
Net earnings attributable to Chemtura – per share	$0.07	$0.11	(36)%
NM = Not Meaningful

U.S Chapter 11 Proceedings

•
On August 21, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Court”) established October 30, 2009 as the general deadline for the filing of proofs of claim against the Debtor’s estate for certain pre-petition claims (the “Bar Date”).  Following the Bar Date, the Debtors will evaluate the claims filed by creditors for known liabilities as well as claims with respect to contingent and unliquidated liabilities to establish the population of all creditors’ claims to be addressed by any plan of reorganization filed in the Debtors’ Chapter 11 cases.

•
The Company filed a motion with the Court to request an extension of exclusivity and on July 28, 2009, the Court approved an extension of the exclusive right of the Debtors to file a plan of reorganization that expires on November 13, 2009.  As is customary, on October 14, 2009, the Debtors filed a second motion to further extend the exclusive filing period to February 11, 2010.  The motion to extend the exclusive filing period to February 11, 2010 was granted by the Court on October 27, 2009.

•
The Company’s intent remains to emerge from Chapter 11 as soon as practicable, ideally within one year of its filing.  The receipt of creditors’ claims as of the Bar Date and their subsequent evaluation are critical steps towards the development and filing of a plan of reorganization.  The plan of reorganization will then provide the framework for the Company’s stakeholders to agree upon the terms under which it will emerge from Chapter 11 subject to confirmation by the Court.

Third Quarter 2009 Business Segment Highlights

•
Consumer Performance Products revenues declined 5% or $6 million compared with the third quarter of 2008 due to reduced sales volume primarily driven by cooler and wetter weather than normal in the northeastern and mid-western regions of the United States, some weakness in demand attributed to economic conditions in both the United States and Europe, and the deemphasizing of its participation in the distribution channel which commenced at the end of the second quarter of 2008.  The volume impact was partially offset by the benefit of price increases.  Operating profit on a managed basis increased $3 million primarily due to the benefit of price increases, partially offset by the impact from the reduction in sales volume.  On a GAAP basis, operating profit increased $1 million.

•
Industrial Performance Products revenues declined 30% or $118 million driven primarily by reduced sales volume and selling prices.  All product lines saw reduced sales volume year-over-year due to the recession.  However, demand showed some modest improvement compared to the first half of 2009.  Operating profit of $30 million on a managed basis remained unchanged as lower raw material and energy costs offset most of the margin loss on reduced volume and selling prices.  On a GAAP basis, operating profit decreased $1 million.

•
Crop Protection Engineered Products revenues declined 14% or $14 million primarily due to lower sales volume.  Demand has been affected by lower agricultural commodity prices and the impact of the reduced availability of credit to growers.  The reduction in sales in the second and third quarters of 2009 has reduced the segment’s plant operating rates compared to 2008, resulting in higher manufacturing costs.  Operating profit decreased $13 million primarily due to the impact of lower sales volume and the resulting impact of unfavorable manufacturing costs.

•
Industrial Engineered Products revenues declined 34% or $105 million primarily due to reduced sales volume.  Products sold to electronic, building and construction, and consumer durable polymer applications showed the most dramatic year-over-year reductions due to the impact of the global recession.  However, electronics demand has shown progressive improvement since the spring and demand from other industrial sectors has shown more modest improvement in the third quarter of 2009 compared with the first half of 2009.  Operating profit decreased $5 million from the third quarter of 2008 primarily due to lower volume, partially offset by lower raw material and energy costs.

•
Corporate expense for the third quarter of 2009 was $27 million compared with $24 million in the same quarter last year.  Corporate expense included amortization expense related to intangibles of $11 million and $10 million for the third quarters of 2009 and 2008, respectively.  The increase in corporate expense of $3 million was primarily related to changes in estimates for environmental reserve requirements.

Third Quarter Results - GAAP

•
Revenue for the third quarter of 2009 was $681 million compared with third quarter 2008 revenue of $924 million.  The decrease in revenue was attributable to reduced sales volumes of $214 million primarily due to the impact of the global recession, a reduction in selling prices of $21 million and unfavorable foreign currency translation of $8 million.

•
Gross profit for the third quarter of 2009 was $168 million, a decrease of $25 million compared with the same quarter last year.  Gross profit as a percentage of sales increased to 25% in the quarter from 21% in the same quarter last year.  The decrease of $25 million in gross profit was primarily due to a $53 million impact from reduced volume and unfavorable product mix, $21 million from reduced selling prices, $8 million from unfavorable manufacturing costs (primarily due to lower plant utilization) and $2 million from unfavorable foreign currency impacts.  These impacts were partially offset by a $52 million decrease in raw material and energy costs and a $7 million reduction in distribution costs.

•
The operating profit for the third quarter of 2009 was $34 million compared with an operating profit of $44 million for the third quarter of 2008.  The decrease in the operating profit is primarily due to a $25 million decrease in gross profit which was partially offset by a $9 million decrease in depreciation and amortization (primarily due to lower accelerated depreciation of property, plant and equipment), a $3 million decrease in selling, general and administrative and research and development costs (“SGA&R”) and a $3 million reduction in other costs.

•
Interest expense of $18 million in the third quarter of 2009 was $2 million lower than the same period in 2008.  Lower interest expense from unrecorded contractual interest expense on unsecured debt as a result of the Chapter 11 filing was partially offset by an increase due to borrowings under the DIP Credit Facility.

•
Other income, net was $7 million in the third quarter of 2009 compared with $4 million for the same quarter in 2008.  The increase primarily reflects lower fees associated with the termination of the Company’s accounts receivable financing facilities.

•
Reorganization items, net of $20 million in the third quarter of 2009 represent items realized or incurred by the Company related to its reorganization under Chapter 11.  Reorganization items, net includes professional fees directly associated with the reorganization and the impacts of reorganization initiatives for which Court approval has been obtained or requested.

•
Earnings from continuing operations for the third quarter of 2009 was $12 million, or $0.05 per share, compared with $11 million, or $0.05 per share, for the third quarter of 2008.  The increase primarily reflects a $26 million decrease in income tax expense; a $3 million increase in other income, net; and a $2 million decrease in interest expense; partially offset by $20 million in reorganization items, net; and the $10 million decrease in operating profit discussed above.

•
The loss on sale of discontinued operations in the third quarter of 2009 was $4 million, or $0.02 per share, which represents an adjustment for a loss contingency related to the sale of the OrganoSilicones business in July 2003.

•	Net earnings attributable to Chemtura for the third quarter of 2009 was $8 million, or $0.03 per share, compared with net earnings of $11 million, or $0.05 per share, for the third quarter of 2008.

Third Quarter Results - Managed Basis

•
On a managed basis, third quarter 2009 gross profit was $169 million, or 25% of net sales, as compared with third quarter 2008 gross profit of $192 million, or 21% of net sales.   Decreases in raw material and energy costs were the primary drivers of the increase in margin percentage.

•
On a managed basis, third quarter 2009 operating profit was $37 million as compared with third quarter 2008 operating profit of $57 million.  The decrease in operating profit primarily reflects the decrease in gross profit due to lower sales volumes, partially offset by lower depreciation and amortization expense, and SGA&R.

•
The loss before income taxes on a managed basis in the third quarter of 2009 and the earnings before income taxes on a managed basis in the same period of 2008 exclude pre-tax GAAP charges of $23 million and $13 million, respectively.  These charges are primarily related to costs associated with the Chapter 11 reorganization; accelerated depreciation of property, plant and equipment; antitrust costs; loss on sale of businesses; impairment of long-lived assets; pension curtailment and settlement adjustments associated with international plans; accelerated recognition of asset retirement obligations; loss on disposal of assets; and the recovery of insurance proceeds related to a facility fire.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.  The Company has chosen to apply this rate to pre-tax income on a managed basis.

Cash Flows - GAAP

•
Net cash provided by operating activities in the quarter ended September 30, 2009 was $81 million as compared with net cash provided by operating activities of $68 million in the quarter ended September 30, 2008.  Cash provided by operations benefited from continuing efforts to reduce working capital levels.

•
The Company’s remaining accounts receivable financing facility was terminated in June 2009.  The balance of accounts receivable sold under the Company’s accounts receivable financing facilities was $103 million as of December 31, 2008 and $313 million as of September 30, 2008.

•
The reduction in proceeds from the sale of accounts receivable was $36 million in the third quarter of 2008.  Excluding the effect of accounts receivable financing facilities, net cash provided by operating activities for the third quarter of 2009 was $81 million as compared with $104 million in the third quarter of 2008.  Payments for professional fees associated with the reorganization impacted cash provided by operating activities in the third quarter of 2009.

•
As of September 30, 2009, the Company’s accounts receivable balances before the sale of accounts receivable were $471 million as compared with (before the sale of accounts receivable) $539 as of June 30, 2009 and $495 million as of December 31, 2008.  The decrease was due to the seasonal decrease in demand towards the end of the quarter primarily in the Consumer Performance Products segment.

•
As of September 30, 2009, the Company’s inventory balance was $531 million as compared with $514 as of June 30, 2009 and $611 million at December 31, 2008.  The increase versus June 30, 2009 was primarily due to foreign currency translation partially offset by initiatives to reduce inventory levels.

•
Capital expenditures for the quarter ended September 30, 2009 were $7 million compared with $35 million in the same period of 2008.  The Company currently anticipates capital spending of up to $60 million in 2009.

•
With a continued focus on cash generation and decline in seasonal working capital, the Company generated $74 million in cash provided by operating activities net of cash used in investing activities in the third quarter of 2009 compared with $22 million in the third quarter of 2008.

•
The Company’s total debt of $1,413 million as of September 30, 2009 increased slightly as compared with $1,402 as of June 30, 2009.  As of September 30, 2009, $1,159 million of total debt is classified as liabilities subject to compromise.  Cash and cash equivalents were $228 million as of September 30, 2009 compared with $144 as of June 30, 2009.

###

Chemtura Corporation, with 2008 sales of $3.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These managed basis financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment of long-lived assets. In addition to the managed basis financial measures discussed above, the Company has applied a managed basis effective income tax rate to our managed basis income before taxes. Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance while in U.S. bankruptcy. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such managed basis financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to complete a restructuring of our balance sheet;
•	The ability to have the bankruptcy court approve motions required to sustain operations during the Chapter 11 proceedings;
•	The uncertainties of the Chapter 11 restructuring process including the potential adverse impact on our operations, management, employees and the response of our customers;
•	The ability to develop, confirm and consummate a Chapter 11 plan of reorganization;
•	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;
•	The ability to reduce our indebtedness levels;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to successfully complete the turnaround of our Industrial Engineered Products segment;
•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to sustain profitability in our Crop Protection Engineered Products segment due to new generic competition.  Additionally, the Crop Protection Engineered Products segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Crop Protection Engineered Products segments;
•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent U.S. and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to support the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company’s operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net sales	$681	$924	$1,885	$2,856

Cost of goods sold	513	731	1,466	2,231
Selling, general and administrative	80	80	220	253
Depreciation and amortization	45	54	132	180
Research and development	9	12	27	40
Facility closures, severance and related costs	-	-	3	-
Antitrust costs	-	1	10	12
Loss on sale of business	-	1	-	25
Impairment of long-lived assets	-	1	97	321
Equity income	-	-	-	(3)
Operating profit (loss)	34	44	(70)	(203)
Interest expense	(18)	(20)	(53)	(59)
Other income (expense), net	7	4	(13)	17
Reorganization items, net	(20)	-	(66)	-
(Loss) earnings from continuing operations before income taxes	3	28	(202)	(245)
Income tax benefit (expense)	9	(17)	3	(37)
Earnings (loss) from continuing operations	12	11	(199)	(282)
Loss on sale of discontinued operations, net of tax	(4)	-	(4)	-
Net earnings (loss)	8	11	(203)	(282)

Less: Net earnings attributable to non-controlling interests	-	-	(1)	(1)
Net earnings (loss) attributable to Chemtura	$8	$11	$(204)	$(283)

Earnings (loss) per share - basic and diluted - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations, net of tax	$0.05	$0.05	$(0.82)	$(1.17)
Loss on sale of discontinued operations, net of tax	(0.02)	-	(0.02)	-
Net earnings (loss) attributable to Chemtura Corporation	$0.03	$0.05	$(0.84)	$(1.17)

Weighted average shares outstanding - Basic and Diluted	242.9	242.4	242.9	242.3

Amounts attribuable to Chemtura Corporation common shareholders:
Earnings (loss) from continuing operations, net of tax	$12	$11	$(200)	$(283)
Loss on sale of discontinued operations, net of tax	(4)	-	(4)	-
Net earnings (loss) attributable to Chemtura Corporation	$8	$11	$(204)	$(283)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	September 30, 2009	December 31, 2008
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$228	$68
Accounts receivable	471	392
Inventories	531	611
Other current assets	224	184
Total current assets	1,454	1,255

NON-CURRENT ASSETS
Property, plant and equipment, net	758	862
Goodwill	235	265
Intangible assets, net	485	517
Other assets	192	158

	$3,124	$3,057

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$252	$3
Current portion of long-term debt	-	1,178
Accounts payable	128	243
Accrued expenses	241	361
Income taxes payable	26	28
Total current liabilities	647	1,813

NON-CURRENT LIABILITIES
Long-term debt	2	23
Pension and post-retirement health care liabilities	172	508
Other liabilities	165	225
Total liabilities not subject to compromise	986	2,569

LIABILITIES SUBJECT TO COMPROMISE	1,793	-

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,038	3,036
Accumulated deficit	(2,393)	(2,189)
Accumulated other comprehensive loss	(149)	(208)
Treasury stock at cost	(167)	(167)
Total Chemtura stockholders' equity	332	475

Non-Controlling Interest	13	13
Total stockholders' equity	345	488

	$3,124	$3,057

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2009	2008
Increase (decrease) to cash
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Chemtura Corporation	$(204)	$(283)
Adjustments to reconcile net loss attributable to Chemtura Corporation to net cash provided by operating activities:
Loss on sale of business	-	25
Loss on sale of discontinued operations	4	-
Impairment of long-lived assets	97	321
Depreciation and amortization	132	180
Stock-based compensation expense	2	6
Reorganization items, net	24	-
Equity income	-	(3)
Changes in assets and liabilities, net	(29)	(152)
Net cash provided by operating activities	26	94

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	3	68
Payments for acquisitions, net of cash acquired	(5)	(37)
Capital expenditures	(23)	(94)
Net cash used in investing activities	(25)	(63)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debtor-in-possession facility, net	250	-
(Payments on) proceeds from credit facility, net	(44)	70
Proceeds from long term borrowings	-	1
Payments on long term borrowings	(18)	(31)
Payments on short term borrowings, net	(2)	-
Dividends paid	-	(36)
Payments for debt issuance costs	(30)	-
Proceeds from exercise of stock options	-	1
Net cash provided by financing activities	156	5

CASH
Effect of exchange rates on cash and cash equivalents	3	(6)

Change in cash and cash equivalents	160	30
Cash and cash equivalents at beginning of period	68	77

Cash and cash equivalents at end of period	$228	$107

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
SALES

Consumer Performance Products	$115	$121	$368	$422
Industrial Performance Products	271	389	720	1,166
Crop Protection Engineered Products	89	103	246	306
Industrial Engineered Products	206	311	551	962
Total Sales	$681	$924	$1,885	$2,856

OPERATING PROFIT (LOSS)

Consumer Performance Products	$17	$16	$51	$49
Industrial Performance Products	29	30	55	95
Crop Protection Engineered Products	5	18	33	63
Industrial Engineered Products	10	15	(22)	43
Segment Operating Profit	61	79	117	250

General corporate expense, including amortization	(27)	(24)	(77)	(71)
Accelerated depreciation of property, plant and equipment	-	(8)	-	(24)
Facility closures, severance and related costs	-	-	(3)	-
Antitrust costs	-	(1)	(10)	(12)
Loss on sale of business	-	(1)	-	(25)
Impairment of long-lived assets	-	(1)	(97)	(321)
Total Operating Profit (Loss)	$34	$44	$(70)	$(203)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Nine Months Ended September 30, 2009 versus 2008
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended September 30,		Nine Months Ended September 30,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2008	$924	$28	$2,856	$(245)

2008 Accelerated recognition of asset retirement obligation	-	1	-	3
2008 Insurance recovery	-	(2)	-	(5)
2008 Pension curtailment / settlement	-	3	-	(4)
2008 Accelerated depreciation of property, plant and equipment	-	8	-	39
2008 Antitrust costs	-	1	-	12
2008 Loss on sale of business	-	1	-	25
2008 Impairment of long-lived assets	-	1	-	321
	924	41	2,856	146

Changes in selling prices	(21)	(21)	4	4
Unit volume and mix	(214)	(53)	(888)	(238)
Foreign currency impact	(8)	(2)	(56)	(5)
Divestitures	-	-	(31)	3
Manufacturing cost variances	-	(8)	-	(58)
Lower distribution costs	-	7	-	26
Lower raw materials and energy costs	-	52	-	70
Changes in SGA&R, excluding foreign exchange impact	-	(1)	-	40
Reductions in depreciation and amortization	-	2	-	12
Lease accounting non-recurring impacts	-	-	-	7
Lower interest expense	-	2	-	6
Higher transactional foreign exchange losses	-	(1)	-	(40)
Fees associated with sale of accounts receivable	-	5	-	11
Other	-	3	-	(5)
	681	26	1,885	(21)

2009 Accelerated recognition of asset retirement obligation	-	(1)	-	(1)
2009 Loss on disposal of assets	-	(1)	-	(1)
2009 Accelerated depreciation of property, plant and equipment	-	(1)	-	(3)
2009 Facility closures, severance and related costs	-	-	-	(3)
2009 Antitrust costs	-	-	-	(10)
2009 Impairment of long-lived assets	-	-	-	(97)
2009 Reorganization items, net	-	(20)	-	(66)

2009	$681	$3	$1,885	$(202)

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended September 30, 2009			Quarter Ended September 30, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$681	$-	$681	$924	$-	$924

Cost of goods sold	513	(1)	512	731	1	732
Selling, general and administrative	80	(1)	79	80	(3)	77
Depreciation and amortization	45	(1)	44	54	(8)	46
Research and development	9	-	9	12	-	12
Antitrust costs	-	-	-	1	(1)	-
Loss on sale of business	-	-	-	1	(1)	-
Impairment of long-lived assets	-	-	-	1	(1)	-
Equity Income	-	-	-	-	-	-

Operating profit	34	3	37	44	13	57
Interest expense	(18)	-	(18)	(20)	-	(20)
Other income, net	7	-	7	4	-	4
Reorganization items, net	(20)	20	-	-	-	-

Earnings from continuing operations
before income taxes	3	23	26	28	13	41
Income tax benefit (expense)	9	(18)	(9)	(17)	2	(15)

Earnings from continuing operations	12	5	17	11	15	26
Loss on sale of discontinued operations, net of tax	(4)	4	-	-	-	-

Net earnings	8	9	17	11	15	26

Less: Net income attributable to the non-controlling interest	-	-	-	-	-	-

Net earnings attributable to Chemtura	$8	$9	$17	$11	$15	$26

Earnings (loss) per share - basic and diluted - attributable to Chemtura Corporation:
Earnings from continuing operations	$0.05		$0.07	$0.05		$0.11
Loss on sale of discontinued operations, net of tax	(0.02)		-	-		-
Net earnings attributable to Chemtura Corporation	$0.03		$0.07	$0.05		$0.11

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.4		242.4

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$1
Loss on disposal of assets		1			-
Insurance recovery		-			(2)
Pension curtailment / settlement		-			3
Accelerated depreciation of property, plant and equipment		1			8
Antitrust costs		-			1
Loss on sale of business		-			1
Impairment of long-lived assets		-			1
Reorganization items, net		20			-
Pre-Tax		23			13

Adjustment to apply a Managed Basis effective tax rate		(18)			2
After-tax		5			15
Loss on sale of discontinued operations		4			-
Net earnings attributable to Chemtura		$9			$15

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$1,885	$-	$1,885	$2,856	$-	$2,856

Cost of goods sold	1,466	(1)	1,465	2,231	2	2,233
Selling, general and administrative	220	(1)	219	253	4	257
Depreciation and amortization	132	(3)	129	180	(39)	141
Research and development	27	-	27	40	-	40
Facility closures, severance and related costs	3	(3)	-	-	-	-
Antitrust costs	10	(10)	-	12	(12)	-
Loss on sale of business	-	-	-	25	(25)	-
Impairment of long-lived assets	97	(97)	-	321	(321)	-
Equity Income	-	-	-	(3)	-	(3)

Operating (loss) profit	(70)	115	45	(203)	391	188
Interest expense	(53)	-	(53)	(59)	-	(59)
Other (expense) income, net	(13)	-	(13)	17	-	17
Reorganization items, net	(66)	66	-	-	-	-

(Loss) earnings from continuing operations
before income taxes	(202)	181	(21)	(245)	391	146
Income tax benefit (expense)	3	4	7	(37)	(14)	(51)

(Loss) earnings from continuing operations	(199)	185	(14)	(282)	377	95
Loss on sale of discontinued operations, net of tax	(4)	4	-	-	-	-

Net (loss) earnings	(203)	189	(14)	(282)	377	95

Less: Net income attributable to the non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(204)	$189	$(15)	$(283)	$377	$94

Earnings (loss) per share - basic and diluted - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(0.82)		$(0.06)	$(1.17)		$0.39
Loss on sale of discontinued operations, net of tax	(0.02)		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(0.84)		$(0.06)	$(1.17)		$0.39

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.3		242.3

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$3
Loss on disposal of assets		1			-
Insurance recovery		-			(5)
Pension curtailment / settlement		-			(4)
Accelerated depreciation of property, plant and equipment		3			39
Facility closures, severance and related costs		3			-
Antitrust costs		10			12
Loss on sale of business		-			25
Impairment of long-lived assets		97			321
Reorganization items, net		66			-
Pre-Tax		181			391
Adjustment to apply a Managed Basis effective tax rate		4			(14)
After-tax		185			377
Loss on sale of discontinued operations		4			-
Net (loss) earnings attributable to Chemtura		$189			$377

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended September 30, 2009			Quarter Ended September 30, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$115	$-	$115	$121	$-	$121
Industrial Performance Products	271	-	271	389	-	389
Crop Protection Engineered Products	89	-	89	103	-	103
Industrial Engineered Products	206	-	206	311	-	311
Total sales	$681	$-	$681	$924	$-	$924

OPERATING PROFIT

Consumer Performance Products	$17	$2	$19	$16	$-	$16
Industrial Performance Products	29	1	30	30	-	30
Crop Protection Engineered Products	5	-	5	18	-	18
Industrial Engineered Products	10	-	10	15	-	15
Segment operating profit	61	3	64	79	-	79

General corporate expense, including
amortization	(27)	-	(27)	(24)	2	(22)
Accelerated depreciation of property, plant
and equipment	-	-	-	(8)	8	-
Facility closures, severance and related cost	-	-	-	-	-	-
Antitrust costs	-	-	-	(1)	1	-
Loss on sale of business	-	-	-	(1)	1	-
Impairment of long-lived assets	-	-	-	(1)	1	-

Total operating profit	$34	$3	$37	$44	$13	$57

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$4	$(1)	$3	$2	$-	$2
Industrial Performance Products	10	-	10	11	-	11
Crop Protection Engineered Products	2	-	2	2	-	2
Industrial Engineered Products	17	-	17	18	-	18
General corporate expense, including
amortization	12	-	12	21	(8)	13
Total depreciation and amortization	$45	$(1)	$44	$54	$(8)	$46

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$1
Loss on disposal of assets		1			-
Insurance recovery		-			(2)
Pension curtailment / settlement		-			3
Accelerated depreciation of property, plant and equipment		1			8
Antitrust costs		-			1
Loss on sale of business		-			1
Impairment of long-lived assets		-			1
		$3			$13

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$368	$-	$368	$422	$-	$422
Industrial Performance Products	720	-	720	1,166	-	1,166
Crop Protection Engineered Products	246	-	246	306	-	306
Industrial Engineered Products	551	-	551	962	-	962
Total sales	$1,885	$-	$1,885	$2,856	$-	$2,856

OPERATING PROFIT

Consumer Performance Products	$51	$2	$53	$49	$-	$49
Industrial Performance Products	55	3	58	95	3	98
Crop Protection Engineered Products	33	-	33	63	-	63
Industrial Engineered Products	(22)	-	(22)	43	14	57
Segment operating profit	117	5	122	250	17	267

General corporate expense, including
amortization	(77)	-	(77)	(71)	(8)	(79)
Accelerated depreciation of property, plant
and equipment	-	-	-	(24)	24	-
Facility closures, severance and related cost	(3)	3	-	-	-	-
Antitrust costs	(10)	10	-	(12)	12	-
Loss on sale of business	-	-	-	(25)	25	-
Impairment of long-lived assets	(97)	97	-	(321)	321	-

Total operating (loss) profit	$(70)	$115	$45	$(203)	$391	$188

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$9	$(1)	$8	$8	$-	$8
Industrial Performance Products	31	(2)	29	34	(1)	33
Crop Protection Engineered Products	6	-	6	6	-	6
Industrial Engineered Products	53	-	53	70	(14)	56
General corporate expense, including
amortization	33	-	33	62	(24)	38
Total depreciation and amortization	$132	$(3)	$129	$180	$(39)	$141

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$3
Loss on disposal of assets		1			-
Insurance recovery		-			(5)
Pension curtailment		-			(4)
Accelerated depreciation of property, plant and equipment		3			39
Facility closures, severance and related costs		3			-
Antitrust costs		10			12
Loss on sale of business		-			25
Impairment of long-lived assets		97			321
		$115			$391